UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

Anteris Technologies Global Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-42437	99-1407174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Toowong Tower, Level 3, Suite 302 9 Sherwood Road Toowong, QLD Australia	4066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 7 3152 3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on December 16, 2024, Anteris Technologies Global Corp. (the “Company”) completed its previously announced initial public offering (the “IPO”) of 14,800,000 shares of its common stock, par value $0.0001 per share (“Common Stock”). Prior to the consummation of the IPO, the Company completed a series of reorganization transactions (the “Reorganization”) pursuant to which, among other things, it received all of the issued and outstanding shares of Anteris Technologies Ltd (“ATL”), which was formerly an Australian public company originally registered in Western Australia, Australia and listed on the Australian Securities Exchange, pursuant to a scheme of arrangement under Australian law between ATL and its shareholders under Part 5.1 of the Australian Corporations Act 2001 (Cth).

As previously disclosed, on October 31, 2024, ATL entered into a secured convertible note facility (the “Convertible Note Facility”) with Obsidian Global Partners, LLC (“Obsidian”) to provide additional financing to pursue ATL’s strategic objectives, implementation of the Reorganization, and completion of the IPO, pursuant to a Convertible Securities Agreement (the “Convertible Securities Agreement”), dated October 31, 2024, between ATL and Obsidian. The Convertible Note Facility was assumed by the Company upon completion of the Reorganization. Under the terms of the Convertible Securities Agreement, upon the Company implementing a corporate restructure involving the interposition of a new holding company of the Company, Obsidian may require the Company to redeem all of the outstanding convertible notes in cash by giving notice to the Company within two business days of completion of the IPO to the extent the restructure is undertaken in connection therewith. Where Obsidian provides notice of such a redemption prior to the Company issuing the options required to be issued in connection with a draw down under the Convertible Securities Agreement or making a A$300,000 payment in lieu thereof, the Company is also required to pay Obsidian A$300,000.

On November 7, 2024, ATL issued 4,956,750 notes to Obsidian that are convertible into Common Stock at an aggregate face value of $1.15 per convertible note. On December 16, 2024, following the closing of the IPO and the Reorganization, the Company received a notice of redemption from Obsidian, requiring the Company to redeem all outstanding convertible notes for cash. Accordingly, no later than December 23, 2024, the Company will be required to redeem the outstanding convertible notes for an aggregate cash payment of $5,700,262.50 and pay Obsidian an additional $191,010.00 in lieu of the options required to be issued in connection with the initial drawdown (representing A$300,000 converted to U.S. dollars using the opening spot rate reported by the Reserve Bank of Australia of $0.6367 to A$1.00 on December 16, 2024). Upon redemption, no convertible notes will be outstanding under the Convertible Note Facility and the Convertible Note Facility will remain available for future drawdowns pursuant to its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anteris Technologies Global Corp.

Date: December 19, 2024

	By:	/s/ Wayne Paterson
	Name:	Wayne Paterson
	Title:	Chief Executive Officer